SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549





                            FORM 8-K


                          CURRENT REPORT


                         JULY 24, 1998
        Date of Report (Date of Earliest Event Reported)




                            2-96366-A
                     (Commission File Number)


             TREASURE & EXHIBITS INTERNATIONAL, INC.


        Florida                                  59-2483405
(State of Other Juris-                        (IRS Employer Iden-
diction of Incorporation)                      tification Number)


                 2300 Glades Road, Suite 450-West
                    Boca Raton, Florida 33431
             (Address of Principal Executive Offices)


                         (561) 750-7200
                 (Registrant's Telephone Number)



                 (Former Name or Former Address, if
                      Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a) On July 20, 1998, First Consolidated Financial Corp., a closely held Florida corporation under common control with the Registrant acquired 5,302,087 shares of the restricted Common Stock of the Company from Seahawk Deep Ocean Technology, Inc., a Colorado corporation with principal offices in Tampa, Florida. Seahawk acquired the shares as an original issue from the Registrant as part of the consideration paid by the Registrant in the acquisition of certain treasure artifacts from Seahawk on or about March 19, 1998.

     The purchaser in the transaction, First Consolidated Financial Corp., is under common control with the Registrant in that the Company's Director and Chief Executive Officer, Mr. Larry Schwartz, is also a director and Chief Executive Officer of First Consolidated Financial Corp. In addition, First Consolidated Financial Corp. has a consulting agreement with the Registrant pursuant to which the Company pays First Consolidated Financial Corp. for financial and management consulting services.

     The transaction in which First Consolidated Financial Corp. acquired the shares from Seahawk closed on Friday, July 24, 1998. Pursuant to the terms of the Stock Purchase Agreement, First Consolidated Financial Corp. paid a total of $450,677, or approximately $.085 per share. Approximately forty (40%) percent of the purchase price was paid at Closing. The balance is to be paid in installments beginning in September, 1998 and extending through December 31, 1998.

     The shares acquired in this transaction between First Consolidated Financial Corp. as Buyer and Seahawk Deep Ocean Technology, Inc. as Seller may be, after acquisition, attributed to Mr. Larry Schwartz who is deemed to control the shares in all respects. The acquisition of the shares in this transaction increases Mr. Schwartz' beneficial ownership interest in the Company to 9,209,274 shares, or 35.4%, based upon a total of 25,990,756 shares of the Registrant's Common Stock issued and outstanding on July 28, 1998.

     The Registrant is informed that Mr. Schwartz negotiated the restricted stock purchase agreement with Seahawk following the Company's failure to exercise its option to re-acquire up to
     8.5 Million of the shares issued to acquire the Seahawk artifacts during the option period provided in the artifacts purchase agreement. The exercise period having expired, without exercise by the Company, Mr. Schwartz disclosed his intent to cause First Consolidated Corp. to negotiate directly with Seahawk for the purchase of 5,302,087 shares of that stock as reflected in the transaction reported in this Item 1. The Company did not participate in this reported stock purchase transaction in any way other than by acknowledging at the request of Mr. Schwartz that it had no conflicting interest in reacquiring the stock itself.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TREASURES & EXHIBITS
                                   INTERNATIONAL, INC.


Dated: July 31, 1998


                                   BY:/s/Larry Schwartz
                                      Larry Schwartz, President